FOR IMMEDIATE RELEASE

Media Contacts:
Schneider
John Claybrooks
920-592-MKTG (6584)
media@schneider.com

Erin Elliott
920-592-3555
eelliott@hiebing.com

Investor Relations Contact:
Schneider
Steve Bindas
920-592-SNDR (7637)
investor@schneider.com

Schneider National, Inc. Announces Quarterly Dividend

GREEN BAY, Wis. – April 29, 2020 – Schneider National, Inc. (NYSE: SNDR) announced today that on April 27, 2020, its Board of Directors declared a quarterly cash dividend of $0.065 per share on its Class A and Class B common stock, payable to shareholders of record as of June 12, 2020. The dividend is expected to be paid on July 9, 2020.

About Schneider

Schneider is a premier provider of transportation and logistics services. Offering one of the broadest portfolios in the industry, Schneider's solutions include Regional and Long-Haul Truckload, Expedited, Dedicated, Bulk, Intermodal, Brokerage, Warehousing, Supply Chain Management and Port Logistics.

With nearly $5 billion annual revenue, Schneider has been delivering superior customer experiences and safely getting it done for over 80 years.

For more information about Schneider, visit www.schneider.com or follow the company socially on LinkedIn and Twitter: @WeAreSchneider.

Source: Schneider SNDR

###

482-0035 5/2016